Exhibit 99.28(d)

NINTH amended and restated

INVESTMENT ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST II

AND

AXS INVESTMENTS LLC

THIS NINTH AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of April 22, 2026 to the Investment Advisory Agreement dated December 30, 2021, as amended September 27, 2022, August 18, 2023, October 25, 2023, April 23, 2025, July 16, 2025, October 23, 2025, December 16, 2025, and January 21, 2026 (the “Prior Agreement”), is entered into by and between Investment Managers Series Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (each a “Fund”), and AXS Investments LLC, a limited liability company (the “Advisor”).

WHEREAS, the Advisor has agreed to furnish investment advisory services to each Fund, each a series of the Trust, which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

WHEREAS, effective April 22, 2026, the Advisor desires to amend and restate the Prior Agreement with respect to the Tradr ETFs; and

WHEREAS, the implementation of such revisions will result in no change in the nature and level of advisor services to be provided by the Advisor to the Funds;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Prior Agreement is hereby amended and restated in full as follows:

1.           In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to each Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

2.           Duties and Obligations of the Advisor with Respect to Investment of Assets of Each Fund.

(a)      Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of each Fund’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; (iv) keep the Trust fully informed with regard to each Fund’s investment performance and investment mandate compliance; and (v) furnish the Trust with such other documents and information as the Trust may from time to time reasonably request.

(b)      In performing its duties under this Section 2 with respect to a Fund, the Advisor may choose to delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors. If the Advisor chooses to do so, such delegation may include but is not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act; and provided, further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law. If the Advisor delegates any of its duties and obligations under this Agreement with respect to a Fund to one or more investment sub-advisors, then subject to the requirements of the 1940 Act the Advisor shall have (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) full discretion to select new or additional investment sub-advisors for the Fund; (iii) full discretion to enter into and materially modify existing sub-advisory agreements with investment sub-advisors; (iv) full discretion to terminate and replace any investment sub-advisor; and (v) full investment discretion to make all determinations with respect to the investment of the Fund’s assets not then managed by an investment sub-advisor. In connection with the Advisor’s responsibilities with respect to any sub-advised Fund, the Advisor shall (i) assess the Fund’s investment focus and investment strategy for each sub-advised portfolio of the Fund; (ii) perform diligence on and monitor the investment performance and adherence to compliance procedures of each investment sub-advisor providing services to the Fund; and (iii) seek to implement decisions with respect to the allocation and reallocation of the Fund’s assets among one or more current or additional investment sub-advisors from time to time, as the Advisor deems appropriate, to enable the Fund to achieve its investment goals. The Advisor shall notify the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Advisor. In addition, the Advisor shall monitor compliance by each investment sub-advisor of a Fund with the investment objectives, policies and restrictions of the Fund, and review and periodically report to the Board of Trustees of the Trust on the performance of each investment sub-advisor.

3.           Covenants. In the performance of its duties under this Agreement, the Advisor:

(a)         shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in its Registration Statement on Form N-1A; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust;

(b)       will, with respect to each Fund’s assets not managed by an investment sub-advisor, place orders either directly with the issuer or with any broker or dealer.  Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders.  In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency.  Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor.  Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder.  A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.  In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(c)       will treat confidentially and as proprietary information of each Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld when the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(d)       will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement, or will provide the Trust with at least 30 days’ advance written notice if the Advisor obtains such insurance in a lesser amount;

(e)       will supply such information to the Trust’s co-administrators and permit such compliance inspections by the Trust’s co-administrators as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees, including without limitation full copies of all letters received by the Advisor during the term of this Agreement from the staff of the U.S. Securities and Exchange Commission (the “SEC Staff”) regarding its examination of the activities of the Advisor, and any responses from the Advisor to the SEC Staff regarding any such examinations;

(f)       will use its best efforts to assist the Trust and each Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written assessment of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act; and

(g)       will notify the Trust in writing of (i) any change of control of the Advisor at least 90 days prior to any such changes, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Advisor, as promptly as possible.

4.       Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.       Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request.  The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Trust will not object to the Advisor maintaining copies of any such records, including the performance records of each Fund, and will not object to the Advisor using such performance records to promote its services to other accounts, including other fund accounts.

6.       Agency Cross and Rule 17a-7 Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy.  The Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent.  This prohibition exists because when the Advisor makes an investment decision on behalf of an advisory client (in contrast to a brokerage client that makes its own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client.  The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance.  By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account, provided that the Advisor agrees that it will not arrange purchases or sales of securities between a Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the Fund, and (c) the Trust’s Board of Trustees has approved these types of transactions.  The Trust may revoke its consent at any time by written notice to the Advisor.

7.       Expenses. During the term of this Agreement,

(a) the Advisor will pay all expenses incurred by each Fund except for the fee paid to the Advisor pursuant to this Agreement, interest, taxes, brokerage commissions and other expenses incurred in placing or settlement of orders for the purchase and sale of securities and other investment instruments, dividend and interest expense on securities sold short, acquired fund fees and expenses, professional fees related to services for the collection of foreign tax reclaims (with respect to AXS Knowledge Leaders ETF), accrued deferred tax liability, extraordinary expenses, and distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act; and

(b) the Advisor will bear all costs and expenses related to employment of its employees, any overhead incurred in connection with its duties hereunder, and all fees of any sub-advisors it retains for the Fund pursuant to Section to 2(b) hereunder.

8.       Compensation of the Advisor. Each Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor pursuant to this Agreement, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets.  For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

9.       Advisor’s Liability. The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in each Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials), except for information supplied by the co-administrators or the Trust or another third party for inclusion therein. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

10.       Duration and Termination. This Agreement shall become effective with respect to each Fund as of the corresponding effective date indicated in Appendix A and, unless sooner terminated with respect to a Fund as provided herein, shall continue in effect for a period of two years as to such Fund. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time as to a Fund, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved (x) by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or (y) by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11.       Notices.  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.       Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act.

13.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if any such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objection that either Designated Court is an inconvenient forum.

14.       Use of the Names of the Fund.  The Advisor has consented to the use by each Fund of the name or identifying word “AXS” in the name of the Fund.  Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Fund.  The name or identifying word “AXS” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates.  The Advisor may require any Fund to cease using “AXS” in the name of the Fund and in connection with the Fund’s operations if the Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor.

15.       Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be. Further, the liabilities and obligations of any series of the Trust shall be enforceable only against the assets belonging to such series, and not against the assets of any other series.

16.       Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors. This Agreement does not, and is not included to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

17.       Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST:

INVESTMENT MANAGERS SERIES TRUST II on behalf of each Fund

By:
Name:
Title:

THE ADVISOR:

AXS INVESTMENTS LLC

By:
	Name:	Russell Tencer
	Title:	COO

Appendix A

	Fund	Management Fee	Effective Date
1	Astoria Real Assets ETF	0.70%	12/30/2021
2	AXS Green Alpha ETF	1.00%	9/27/2022
3	AXS Knowledge Leaders ETF	0.75%	7/12/2024
4	Tradr 2X Long ACHR Daily ETF	1.30%	6/10/2025
5	Tradr 2X Long ALAB Daily ETF	1.30%	8/11/2025
6	Tradr 2X Long APP Daily ETF	1.30%	4/23/2025
7	Tradr 2X Long ASTS Daily ETF	1.30%	7/10/2025
8	Tradr 2X Long CEG Daily ETF	1.30%	7/10/2025
9	Tradr 2X Long CRWV Daily ETF	1.30%	7/10/2025
10	Tradr 2X Long DDOG Daily ETF	1.30%	8/11/2025
11	Tradr 2X Long GEV Daily ETF	1.30%	7/10/2025
12	Tradr 2X Long ISRG Daily ETF	1.30%	__/__/____
13	Tradr 2X Long LRCX Daily ETF	1.30%	8/18/2025
14	Tradr 2X Long MDB Daily ETF	1.30%	8/18/2025
15	Tradr 2X Long QBTS Daily ETF	1.30%	4/23/2025
16	Tradr 2X Long QUBT Daily ETF	1.30%	6/24/2025
17	Tradr 2X Long RGTI Daily ETF	1.30%	6/24/2025
18	Tradr 2X Long SMR Daily ETF	1.30%	7/10/2025
19	Tradr 2X Long TEM Daily ETF	1.30%	5/12/2025
20	Tradr 2X Long CEP Daily ETF	1.30%	__/__/____
21	Tradr 2X Long UPST Daily ETF	1.30%	6/10/2025
22	Tradr 2X Long ZS Daily ETF	1.30%	__/__/____
23	Tradr 2X Long APLD Daily ETF	1.30%	9/8/2025
24	Tradr 2X Long BX Daily ETF	1.30%	__/__/____
25	Tradr 2X Long CLSK Daily ETF	1.30%	9/15/2025
26	Tradr 2X Long CORZ Daily ETF	1.30%	11/04/2025
27	Tradr 2X Long CRDO Daily ETF	1.30%	9/15/2025
28	Tradr 2X Long DHI Daily ETF	1.30%	__/__/____
29	Tradr 2X Long ENPH Daily ETF	1.30%	9/15/2025
30	Tradr 2X Long IBM Daily ETF	1.30%	3/23/26
31	Tradr 2X Long JOBY Daily ETF	1.30%	9/8/2025
32	Tradr 2X Long NBIS Daily ETF	1.30%	9/8/2025
33	Tradr 2X Long NVTS Daily ETF	1.30%	9/8/2025
34	Tradr 2X Long PONY Daily ETF	1.30%	9/8/2025
35	Tradr 2X Long U Daily ETF	1.30%	9/15/2025
36	Tradr 2X Long VOYG Daily ETF	1.30%	9/8/2025
37	Tradr 2X Long APO Daily ETF	1.30%	__/__/____
38	Tradr 2X Long BE Daily ETF	1.30%	11/12/2025
39	Tradr 2X Long CLS Daily ETF	1.30%	11/12/2025
40	Tradr 2X Long ETSY Daily ETF	1.30%	__/__/____
41	Tradr 2X Long FLY Daily ETF	1.30%	10/22/2025
42	Tradr 2X Long IREN Daily ETF	1.30%	10/22/2025
43	Tradr 2X Long KSS Daily ETF	1.30%	__/__/____
44	Tradr 2X Long MCHP Daily ETF	1.30%	__/__/____
45	Tradr 2X Long NIQ Daily ETF	1.30%	__/__/____
46	Tradr 2X Long NNEX Daily ETF	1.30%	11/12/2025
47	Tradr 2X Long NXPI Daily ETF	1.30%	__/__/____
48	Tradr 2X Long ON Daily ETF	1.30%	__/__/____
49	Tradr 2X Long OPEN Daily ETF	1.30%	10/22/2025
50	Tradr 2X Long SNPS Daily ETF	1.30%	11/12/2025
51	Tradr 2X Long SRPT Daily ETF	1.30%	10/22/2025
52	Tradr 2X Long WULF Daily ETF	1.30%	10/22/2025
53	Tradr 2X Long ARQQ Daily ETF	1.49%	__/__/____
54	Tradr 2X Long BETR Daily ETF	1.49%	__/__/____
55	Tradr 2X Long BKKT Daily ETF	1.49%	__/__/____

	Fund	Management Fee	Effective Date
56	Tradr 2X Long CRML Daily ETF	1.49%	1/12/2026
57	Tradr 2X Long EH Daily ETF	1.49%	__/__/____
58	Tradr 2X Long EVEX Daily ETF	1.49%	__/__/____
59	Tradr 2X Long FRMI Daily ETF	1.49%	__/__/____
60	Tradr 2X Long INOD Daily ETF	1.49%	__/__/____
61	Tradr 2X Long IOT Daily ETF	1.49%	__/__/____
62	Tradr 2X Long KDK Daily ETF	1.49%	__/__/____
63	Tradr 2X Long LAC Daily ETF	1.49%	__/__/____
64	Tradr 2X Long NTSK Daily ETF	1.49%	__/__/____
65	Tradr 2X Long ONDS Daily ETF	1.49%	1/12/2026
66	Tradr 2X Long PATH Daily ETF	1.49%	1/12/2026
67	Tradr 2X Long QURE Daily ETF	1.49%	__/__/____
68	Tradr 2X Long RZLV Daily ETF	1.49%	__/__/____
69	Tradr 2X Long SHLS Daily ETF	1.49%	__/__/____
70	Tradr 2X Long SNAP Daily ETF	1.49%	__/__/____
71	Tradr 2X Long USAR Daily ETF	1.49%	1/12/2026
72	Tradr 2X Long WDC Daily ETF	1.49%	1/26/2026
73	Tradr 2X Long AAOI Daily ETF	1.49%	3/23/2026
74	Tradr 2X Long BTBT Daily ETF	1.49%	__/__/____
75	Tradr 2X Long BTDR Daily ETF	1.49%	__/__/____
76	Tradr 2X Long BYND Daily ETF	1.49%	__/__/____
77	Tradr 2X Long CCJ Daily ETF	1.49%	__/__/____
78	Tradr 2X Long CDE Daily ETF	1.49%	__/__/____
79	Tradr 2X Long CLF Daily ETF	1.49%	__/__/____
80	Tradr 2X Long COHR Daily ETF	1.49%	2/18/2026
81	Tradr 2X Long EOSE Daily ETF	1.49%	__/__/____
82	Tradr 2X Long HL Daily ETF	1.49%	3/23/2026
83	Tradr 2X Long HUT Daily ETF	1.49%	__/__/____
84	Tradr 2X Long INDI Daily ETF	1.49%	__/__/____
85	Tradr 2X Long LEU Daily ETF	1.49%	2/18/2026
86	Tradr 2X Long LITE Daily ETF	1.49%	/26/2026
87	Tradr 2X Long POET Daily ETF	1.49%	__/__/____
88	Tradr 2X Long QMCO Daily ETF	1.49%	__/__/____
89	Tradr 2X Long RR Daily ETF	1.49%	__/__/____
90	Tradr 2X Long SEDG Daily ETF	1.49%	__/__/____
91	Tradr 2X Long SERV Daily ETF	1.49%	__/__/____
92	Tradr 2X Long SNDK Daily ETF	1.49%	1/26/2026
93	Tradr 2X Long UUUU Daily ETF	1.49%	__/__/____
94	Tradr 2X Long WYFI Daily ETF	1.49%	__/__/____
95	Tradr 2X Long IMSR Daily ETF	1.49%	__/__/____
96	Tradr 2X Long NKLR Daily ETF	1.49%	__/__/____
97	Tradr 2X Long NUCL Daily ETF	1.49%	__/__/____
98	Tradr 2X Long PlusAI Daily ETF	1.49%	__/__/____
99	Tradr 2X Long USDE Daily ETF	1.49%	__/__/____
100	Tradr 2X Long AVAT Daily ETF	1.49%	__/__/____
101	Tradr 2X Long BRUN Daily ETF	1.49%	__/__/____
102	Tradr 2X Long BXBL Daily ETF	1.49%	__/__/____
103	Tradr 2X Long Coinshares Daily ETF	1.49%	__/__/____
104	Tradr 2X Long HDRN Daily ETF	1.49%	__/__/____
105	Tradr 2X Long INFQ Daily ETF	1.49%	__/__/____
106	Tradr 2X Long Merlin Daily ETF	1.49%	__/__/____
107	Tradr 2X Long PRTX Daily ETF	1.49%	__/__/____
108	Tradr 2X Short AAL Daily ETF	1.49%	__/__/____
109	Tradr 2X Short ACHR Daily ETF	1.49%	__/__/____
110	Tradr 2X Short ALAB Daily ETF	1.49%	__/__/____
111	Tradr 2X Short AMZN Daily ETF	1.49%	3/23/2026
112	Tradr 2X Short ANF Daily ETF	1.49%	__/__/____
113	Tradr 2X Short APLD Daily ETF	1.49%	1/21/2026
114	Tradr 2X Short BE Daily ETF	1.49%	2/10/2026

	Fund	Management Fee	Effective Date
115	Tradr 2X Short BLSH Daily ETF	1.49%	__/__/____
116	Tradr 2X Short CAR Daily ETF	1.49%	__/__/____
117	Tradr 2X Short CLSK Daily ETF	1.49%	2/18/2026
118	Tradr 2X Short CRDO Daily ETF	1.49%	__/__/____
119	Tradr 2X Short FLY Daily ETF	1.49%	__/__/____
120	Tradr 2X Short IREN Daily ETF	1.49%	1/21/2026
121	Tradr 2X Short JOBY Daily ETF	1.49%	__/__/____
123	Tradr 2X Short NBIS Daily ETF	1.49%	1/21/2026
124	Tradr 2X Short NNE Daily ETF	1.49%	__/__/____
125	Tradr 2X Short OPEN Daily ETF	1.49%	__/__/____
126	Tradr 2X Short QS Daily ETF	1.49%	__/__/____
127	Tradr 2X Short QUBT Daily ETF	1.49%	__/__/____
128	Tradr 2X Short SMR Daily ETF	1.49%	2/10/2026
129	Tradr 2X Short TEM Daily ETF	1.49%	__/__/____
130	Tradr 2X Short UPST Daily ETF	1.49%	__/__/____
131	Tradr 2X Short W Daily ETF	1.49%	__/__/____
132	Tradr 2X Short WULF Daily ETF	1.49%	__/__/____
133	Tradr 2.5X Long CRWV Daily ETF	1.49%	__/__/____
134	Tradr 2.5X Long IREN Daily ETF	1.49%	__/__/____
135	Tradr 2.5X Long NBIS Daily ETF	1.49%	__/__/____
136	Tradr 2.5X Short IONQ Daily ETF	1.49%	__/__/____
139	Tradr 2.5X Short TSLA Daily ETF	1.49%	__/__/____
140	Tradr 2.5X Long COIN Daily ETF	1.49%	__/__/____
141	Tradr 2.5X Long FIG Daily ETF	1.49%	__/__/____
142	Tradr 2.5X Long GLXY Daily ETF	1.49%	__/__/____
143	Tradr 2.5X Long HOOD Daily ETF	1.49%	__/__/____
144	Tradr 2.5X Long IONQ Daily ETF	1.49%	__/__/____
145	Tradr 2.5X Long MARA Daily ETF	1.49%	__/__/____
146	Tradr 2.5X Long RDDT Daily ETF	1.49%	__/__/____
147	Tradr 2.5X Long RIOT Daily ETF	1.49%	__/__/____
148	Tradr 2.5X Long RKLB Daily ETF	1.49%	__/__/____
149	Tradr 2.5X Long TSLA Daily ETF	1.49%	__/__/____
150	Tradr 2X Long Databricks Daily ETF	1.49%	__/__/____
151	Tradr 2X Short Databricks Daily ETF	1.49%	__/__/____
152	Tradr 2X Long XNDU Daily ETF	1.49%	__/__/____
153	Tradr 2X Long SpaceX Daily ETF	1.49%	__/__/____
154	Tradr 2X Long OpenAI Daily ETF	1.49%	__/__/____
155	Tradr 2X Long ByteDance Daily ETF	1.49%	__/__/____
156	Tradr 2X Long Anthropic Daily ETF	1.49%	__/__/____
157	Tradr 2X Long Stripe Daily ETF	1.49%	__/__/____
158	Tradr 2X Long Revolut Daily ETF	1.49%	__/__/____
159	Tradr 2X Long Canva Daily ETF	1.49%	__/__/____
160	Tradr 2X Short SpaceX Daily ETF	1.49%	__/__/____
161	Tradr 2X Short OpenAI Daily ETF	1.49%	__/__/____
162	Tradr 2X Short ByteDance Daily ETF	1.49%	__/__/____
163	Tradr 2X Short Anthropic Daily ETF	1.49%	__/__/____
164	Tradr 2X Short Stripe Daily ETF	1.49%	__/__/____
165	Tradr 2X Short Revolut Daily ETF	1.49%	__/__/____
166	Tradr 2X Short Canva Daily ETF	1.49%	__/__/____
167	Tradr 2X Long Innovation 100 Monthly ETF	0.95%	2/1/2026
168	Tradr 2X Long Innovation 100 Quarterly ETF	0.95%	2/1/2026
169	Tradr 2X Long SPY Quarterly ETF	0.95%	2/1/2026
170	Tradr 2X Long Quantinuum Daily ETF	1.49%	__/__/____
171	Tradr 2X Short Quantinuum Daily ETF	1.49%	__/__/____
172	Tradr 2X Long ADI Daily ETF	1.49%	__/__/____
173	Tradr 2X Long AXTI Daily ETF	1.49%	__/__/____
174	Tradr 2X Long CPNG Daily ETF	1.49%	__/__/____
175	Tradr 2X Long MPWR Daily ETF	1.49%	__/__/____
176	Tradr 2X Long PDYN Daily ETF	1.49%	__/__/____

	Fund	Management Fee	Effective Date
177	Tradr 2X Long SIDU Daily ETF	1.49%	__/__/____
178	Tradr 2X Long STX Daily ETF	1.49%	__/__/____
179	Tradr 2X Long TER Daily ETF	1.49%	__/__/____
180	Tradr 2X Long TTMI Daily ETF	1.49%	__/__/____
181	Tradr 2X Long YSS Daily ETF	1.49%	__/__/____
182	Tradr 2X Short CRML Daily ETF	1.49%	__/__/____
183	Tradr 2X Short LITE Daily ETF	1.49%	__/__/____
184	Tradr 2X Short MARA Daily ETF	1.49%	__/__/____
185	Tradr 2X Short ONDS Daily ETF	1.49%	__/__/____
186	Tradr 2X Short RDW Daily ETF	1.49%	__/__/____
187	Tradr 2X Short SNDK Daily ETF	1.49%	__/__/____
188	Tradr 2X Short STX Daily ETF	1.49%	__/__/____
189	Tradr 2X Short USAR Daily ETF	1.49%	__/__/____
190	Tradr 2X Short UUUU Daily ETF	1.49%	__/__/____
191	Tradr 2X Short WDC Daily ETF	1.49%	__/__/____
192	Tradr 2X Long Kraken Daily ETF	1.49%	__/__/____
193	Tradr 2X Long Cerebras Daily ETF	1.49%	__/__/____
194	Tradr 2X Long Anduril Daily ETF	1.49%	__/__/____
195	Tradr 2X Long Plaid Daily ETF	1.49%	__/__/____
196	Tradr 2X Long Ledger Daily ETF	1.49%	__/__/____
197	Tradr 2X Short Kraken Daily ETF	1.49%	__/__/____
198	Tradr 2X Short Cerebras Daily ETF	1.49%	__/__/____
199	Tradr 2X Short Anduril Daily ETF	1.49%	__/__/____
200	Tradr 2X Short Plaid Daily ETF	1.49%	__/__/____
201	Tradr 2X Short Ledger Daily ETF	1.49%	__/__/____
202	Tradr 2X Long Applied Intuition Daily ETF	1.49%	__/__/____
203	Tradr 2X Long Dataiku Daily ETF	1.49%	__/__/____
204	Tradr 2X Long Celonis Daily ETF	1.49%	__/__/____
205	Tradr 2X Short Applied Intuition Daily ETF	1.49%	__/__/____
206	Tradr 2X Short Dataiku Daily ETF	1.49%	__/__/____
207	Tradr 2X Short Celonis Daily ETF	1.49%	__/__/____
208	Tradr 2X Long CIEN Daily ETF	1.49%	__/__/____
209	Tradr 2X Long FANG Daily ETF	1.49%	__/__/____
210	Tradr 2X Long FN Daily ETF	1.49%	__/__/____
211	Tradr 2X Long FTAI Daily ETF	1.49%	__/__/____
212	Tradr 2X Long IBRX Daily ETF	1.49%	__/__/____
213	Tradr 2X Long LASR Daily ETF	1.49%	__/__/____
214	Tradr 2X Long LHX Daily ETF	1.49%	__/__/____
215	Tradr 2X Long LNG Daily ETF	1.49%	__/__/____
216	Tradr 2X Long LSCC Daily ETF	1.49%	__/__/____
217	Tradr 2X Long MKSI Daily ETF	1.49%	__/__/____
218	Tradr 2X Long OWL Daily ETF	1.49%	__/__/____
219	Tradr 2X Long Q Daily ETF	1.49%	__/__/____
220	Tradr 2X Long RMBS Daily ETF	1.49%	__/__/____
221	Tradr 2X Long SWMR Daily ETF	1.49%	__/__/____
222	Tradr 2X Long TE Daily ETF	1.49%	__/__/____
223	Tradr 2X Long TSEM Daily ETF	1.49%	__/__/____
224	Tradr 2X Long VLO Daily ETF	1.49%	__/__/____
225	Tradr 2X Short AAOI Daily ETF	1.49%	__/__/____
226	Tradr 2X Short ORCL Daily ETF	1.49%	__/__/____
227	Tradr 2X Short OWL Daily ETF	1.49%	__/__/____
228	Tradr 2X Long SK Hynix Daily ETF	1.49%	__/__/____
229	Tradr 2X Short SK Hynix Daily ETF	1.49%	__/__/____